CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Consolidated Water Co. Ltd.:

We consent to the incorporation by reference in the Registration Statement on Form S−8 (Registration No. 333−10206) of Consolidated Water Co. Ltd. of our report dated March 16, 2010 relating to the consolidated financial statements of Ocean Conversion (BVI) Ltd. which appear in this Form 10−K.  The report contained an emphasis paragraph concerning a dispute with the BVI Government.

a division of Marcum LLP
Fort Lauderdale, Florida
March 16, 2010